UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SLM Corporation

(Name of registrant as specified in its charter)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 22, 2021
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 8, 2021

This supplement (the “Supplement”) amends and supplements the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement of SLM Corporation (the “Company”), dated April 22, 2021 (the “Original Proxy Statement”), provided to stockholders in connection with the Company’s 2021 Annual Meeting of Stockholders to be held on Tuesday, June 8, 2021.

This Supplement updates and replaces the disclosure in the Original Proxy Statement with respect to “Proposal 2 – Approval of the 2021 Omnibus Incentive Plan” as stated on the relevant page of the Original Proxy Statement, to provide further data as of the record date, April 12, 2021, as follows:

•	On page 11:

Key Data

The following table includes information regarding outstanding equity awards and Shares available for future awards under the Predecessor Plan as of December 31, 2020:

Total Shares underlying outstanding options	241,675
Weighted average exercise price of outstanding options	$5.24
Weighted average remaining contractual life of outstanding options	0.1 years

Total Shares subject to outstanding, unvested full-value awards(1)	6,864,538
Total Shares currently available for grant as of December 31, 2020	12,983,107
(1)	Assumes performance stock units (“PSUs”) vest at target levels.

The following table includes information regarding outstanding equity awards and Shares available for future awards under the Predecessor Plan as of the record date of April 12, 2021:

Total Shares underlying outstanding options	999,211
Weighted average exercise price of outstanding options	$17.65
Weighted average remaining contractual life of outstanding options	9.8 years

Total Shares subject to outstanding, unvested full-value awards(1)	5,915,255
Total Shares currently available for grant as of April 12, 2021	10,428,248
(1)	Assumes PSUs vest at target levels.

Over the last three fiscal years, the Company has granted awards covering a total of 10,110,103 Shares. In addition, from January 1, 2021 through the record date of April 12, 2021, the Company granted additional awards covering a total of 2,554,857 Shares. The following table sets forth information regarding awards granted and the annualized grant rate for each of the three fiscal years and the period from January 1, 2021 through the record date of April 12, 2021:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted	Weighted Average Shares Outstanding	Annualized Grant Rate(1)
2021(year to date through record date of April 12, 2021)	998,891	1,555,966	356,716,026	0.72%
2020	-	4,310,977	383,704,798	1.12%
2019	-	3,192,659	427,291,716	0.75%
2018	-	2,606,467	435,053,704	0.6%

(1)     The annualized grant rate is calculated as of December 31 of each fiscal year (or, as of April 12, 2021, as applicable) by dividing the number of Shares subject to awards granted in such fiscal year by the weighted average shares outstanding.

In combination with other activity under the Predecessor Plan that occurred since December 31, 2020, the Company has 10,428,248 Shares available for future issuance under the Predecessor Plan as of the record date. Since December 31, 2020, the Company has issued 2,554,857 Shares as of the record date and will limit additional grants in the aggregate under the Predecessor Plan between the record date of April 12, 2021 through the 2021 Annual Meeting of Stockholders to be held on June 8, 2021 to be no more than 400,000 Shares in total. These Shares will primarily be used to fulfill our annual equity compensation requirements for our Board of Directors. Following the date of the approval of the Omnibus Plan by the stockholders, no further awards can or will be issued under the Predecessor Plan, other than the grants to our Board of Directors, as described in the immediately preceding sentence, on June 8, 2021. This means that all of the 10,428,248 Shares will be extinguished in their entirety other than the Shares to be granted to our Board of Directors, which will not exceed 400,000 Shares in total.

This Supplement also updates and replaces the disclosure in the Original Proxy Statement with respect to the required votes for approval of each of the proposals as stated on the relevant page of the Original Proxy Statement, as follows:

•	On page 16: Required Vote. This proposal to approve the Omnibus Plan requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the same effect as votes “AGAINST” the matter.

•	On page 17: This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the same effect as votes “AGAINST” the matter. This proposal is advisory in nature and therefore is not binding on the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

•	On page 18: For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented, and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Because Proposal 4 is a routine matter, your broker, bank, trustee or other nominee have the discretion to vote your shares even if they do not receive voting instructions from you, and therefore there are no broker non-votes for this Proposal. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2021 if, in its discretion, it determines such a change would be in the Company’s best interests.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.